Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-264058 and No. 333-270932) pertaining to Sterling Bancorp, Inc. of our report dated June 27, 2024, with respect to the financial statements of Sterling Bank & Trust 401(k) Plan included in this Annual Report (Form 11-K) as of December 31, 2023 and 2022 and the year ended December 31, 2023.

/s/ MEADEN & MOORE, LTD.
Cleveland, Ohio
June 27, 2024